Exhibit 10.28

Summary of Term Loan Agreement between Yoshitsu Co., Ltd and MUFG Bank Kameido Branch

Dated August 26, 2021

※	Please notice that this is a shortened version of the formal agreement.

Borrower: Yoshitsu Co., Ltd

Arranger: MUFG Bank

Agent: MUFG Bank

Lender (Loan Amount): MUFG Bank (420,000,000 Yen) and Mizuho Bank (420,000,000 Yen)

Loan Type: Syndicated Term Loan (Bulk Execution)

Use of the Loan: Construction Funds of Koshigaya Distribution Center

Agreement Conclusion Date: 2021.08.26

Guarantee:

(1)	Collateral authority setter: Borrower
(2)	Collateral property: The distribution center’s land and building
(3)	Root mortgage

Arrangement Fee: 23,000,000 Yen

Agent Fee: 11,000,000 Yen

Initial expenses: Attorney's fees, stamp duty, etc. related to the creation of this contract will be paid separately by Borrower.

Loan Period: 2021.08.31 to 2026.08.31

Lending Method: Execution date lump sum loan.

Repayment Method: The initial repayment shall be at the end of September, from the second time the repayments shall be implemented every three months with the amount of one-fortieth of the Loan. And on the maturity date the remainder shall be paid.

Payment of Interest: The interest shall be paid on the last day of March, June, September and December of each year.

Interest Calculation Period: 3 months

Interest Rate: Base interest rate + spread (Deferred payment, 365 days a year, one end putting)

Base Interest Rate: It shall be 5 year Tokyo swap reference rate as of 10 am 2 business days before the execution date.

Spread: 0.8% (Annual Rate)

Conditions of Loan Execution:

(1)	All lenders are not exempt from the loan obligation and have not been completed.
(2)	"Representations and guarantees" are true and accurate
(3)	There is no breach of the obligation of the borrower under this contract, and there is no risk of it.

(4)	All or part of the Loan Agreement has not been canceled based on the first sentence of Article 587-2, Paragraph 2 of the Civil Code.
(5)	All the following documents shall be submitted on the date of conclusion of this contract, and all lenders / agents shall be satisfied with the contents.

<Borrower>

a.	Seal certificate (issued within 3 months)
b.	A copy of the commercial register or a certificate of all current matters or a certificate of all history matters (issued within 3 months)
c.	Notification of seal or signature in the prescribed format
d.	Confirmation (Documents certifying the conclusion of this contract, laws and regulations related to borrowing based on this contract, and completion of procedures required by internal regulations)

Lender's rights and obligations：

●	Unless otherwise provided in this Agreement, Lenders shall exercise the rights under this Agreement individually and independently.
●	If the lender violates the lending obligation and does not make an individual loan on the execution date, the lender will immediately compensate the borrower for all damages incurred due to the breach of the loan obligation as soon as the borrower requests it.
●	If the Conditions of Loan Execution are not met, the lender (hereafter the non-executive lender) shall not execute the loan. The Lender shall notify the borrower, all other lenders, and Agent by 5 pm on the business day prior to the execution date with a reason to that effect.

Borrower’s representations and guarantees:

●	Borrower is entitled to obtain and use the loan pursuant to the agreement.
●	Borrower shall pay the Agent Fee.
●	Borrower must make the repayment immediately and notify the Agent and all the Lenders if there is a deadline profit loss.

The deadline profit loss is described as follows

-When there is a suspension of payment for the borrower, or when there is a petition for bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation, or other similar legal arrangements.

-When the borrower makes a resolution for dissolution or receives an order for dissolution.

-When the borrower abolishes the business

-When the borrower receives a transaction suspension from the clearing house, a transaction suspension from the Zengin Electronic Credit Network Co., Ltd., or an equivalent measure by another electronic credit recording institution.

-When a provisional seizure, maintenance seizure or seizure order or notice is sent to the lender for deposit claims or other claims held by the borrower, or when a trial is conducted to order the execution of the maintenance seizure or seizure.

●	Borrower must pay the delinquency charge if the debt to the lender is overdue.
●	Unless the case that the lender breach the agreement, the borrower shall pay the non-execution lender the settlement money for the non-execution of the individual loan as soon as the Agent requests it.
●	The Borrower does not pay the obligations under this Agreement directly to the Lender other than the Agent. The lender who received the payment shall immediately pay the received money to the agent, and upon receipt of the money by the agent, it shall be deemed that the obligation for the money has been fulfilled. In addition, the borrowers are all lenders and unless the agent consents in advance, we will not fulfill the obligations under this agreement by accord and satisfaction.
●	Borrower bears the relevant fees under the agreement.